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                                                                      Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                            -----------------------

                  Bank One Trust Company, National Association
              (Exact name of trustee as specified in its charter)

A National Banking Association                       31-0838515
                                                     (I.R.S. employer
                                                     identification number)


100 East Broad Street, Columbus, Ohio                43271-0181
(Address of principal executive offices)             (Zip Code)

                          Bank One Trust Company, N.A.
                       One North State Street, 9th Floor
                            Chicago, Illinois 60602
   Attn:  Sandra L. Caruba, Vice President and Senior Counsel, (312)336-9436
           (Name, address and telephone number of agent for service)

                            -----------------------

                                  AVNET, INC.
              (Exact name of obligor as specified in its charter)

New York                                             11-1890605
(State or other jurisdiction of                      (I.R.S. employer
incorporation or organization)                       identification number)

2211 South 47th Street                               85034
Phoenix, Arizona                                     (ZIP Code)
(Address of principal executive offices)

                                Debt Securities
                        (Title of Indenture Securities)
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ITEM 1.   GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
          TRUSTEE:

          (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington, D.C.

          (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

          No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificate of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4. A copy of the existing by-laws of the trustee.*

          5. Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.



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          7.  A copy of the latest report of condition of the
              trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 11th day of April, 2000.

          BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
          TRUSTEE


          BY /s/ SANDRA L. CARUBA
             SANDRA L. CARUBA
             VICE PRESIDENT


* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

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

                                   EXHIBIT 6

                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                                  April 11, 2000

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Avnet, Inc. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                              Very truly yours,

                              BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION

                          By: /S/ SANDRA L. CARUBA
                                  SANDRA L. CARUBA
                                  VICE PRESIDENT

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                                   EXHIBIT 7


Legal Title of Bank:           Bank One Trust Company, N.A.   Call Date: 12/31/99         State #: 391581      FFIEC 032
Address:                       100 Broad Street               Vendor ID: D                Cert #: 21377        Page RC-1
City, State Zip:               Columbus, OH 43271             Transit #: 04400003



CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                              DOLLAR AMOUNTS IN THOUSANDS   C300
                                                                                                                            ----
                                                                                              RCON           BIL MIL THOU
                                                                                              ----           ------------
ASSETS

1.  Cash and balances due from depository institutions (from Schedule RC-A):                  RCON
                                                                                              ----
    a. Noninterest-bearing balances and currency and coin(1) ..........................       0081            123,692       1.a
    b. Interest-bearing balances(2) ...................................................       0071             17,687       1.b

2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A) .....................       1754                  0       2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) ...................       1773              5,860       2.b

3.  Federal funds sold and securities purchased under agreements to resell ............       1350            364,813       3.

4.  Loans and lease financing receivables:                                                    RCON
                                                                                              ----
    a. Loans and leases, net of unearned income (from Schedule RC-C) ..................       2122             58,020       4.a
    b. LESS: Allowance for loan and lease losses ......................................       3123                 10       4.b
    c. LESS: Allocated transfer risk reserve ..........................................       3128                  0       4.c
                                                                                              RCON
                                                                                              ----
    d. Loans and leases, net of unearned income, allowance, and reserve
       (item 4.a minus 4.b and 4.c.) .................................................        2125             58,010       4.d

5.  Trading assets (from Schedule RD-D) ...............................................       3545                  0       5.

6.  Premises and fixed assets (including capitalized leases) ..........................       2145             22,547       6.

7.  Other real estate owned (from Schedule RC-M) .......................................      2150                  0       7.

8.  Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M) ..............................................................       2130                  0       8.

9.  Customers' liability to this bank on acceptances outstanding ......................       2155                  0       9.

10. Intangible assets (from Schedule RC-M) .............................................      2143             27,151       10.

11. Other assets (from Schedule RC-F) ..................................................      2160            141,759       11.

12. Total assets (sum of items 1 through 11) ...........................................      2170            761,519       12.


(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.


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
Legal Title of Bank:     Bank One Trust Company, N.A.       Call Date: 12/31/99      State #: 391581     FFIEC 032
Address:                 100 East Broad Street              Vendor ID: D             Cert  #: 21377      Page RC-2
City, State Zip:         Columbus, OH 43271                 Transit #: 04400003

SCHEDULE RC-CONTINUED

                                                                                          Dollar Amounts in
                                                                                              Thousands
                                                                                          -----------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C               RCON
               from Schedule RC-E, part I)...........................      2200                589,846             13.a
       (1) Noninterest-bearing(1)....................................      6631                517,140             13.a1
       (2) Interest-bearing..........................................      6636                 72,706             13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)............................
       (1) Noninterest bearing.......................................
       (2) Interest-bearing..........................................
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                         RCFD 2800                 0             14.
15. a. Demand notes issued to the U.S. Treasury......................      RCON 2840                 0             15.a
    b. Trading Liabilities (from Schedule RC-D)......................      RCFD 3548                 0             15.b

16. Other borrowed money:                                                  RCON
    a. With original maturity of one year or less....................      2332                      0             16.a
    b. With original maturity of more than one year..................      A547                      0             16.b
    c. With original maturity of more than three years...............      A548

17. Not applicable
18. Bank's liability on acceptance executed and outstanding..........      2920                      0             18.
19. Subordinated notes and debentures................................      3200                      0             19.
20. Other liabilities (from Schedule RC-G)...........................      2930                 62,244             20.
21. Total liabilities (sum of items 13 through 20)...................      2948                653,090             21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus....................      3838                      0             23.
24. Common stock.....................................................      3230                    800             24.
25. Surplus (exclude all surplus related to preferred stock).........      3839                 45,157             25.
26. a. Undivided profits and capital reserves........................      3632                 62,458             26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities....................................................      8434                     14             26.b
    c. Accumulated net gains (losses) on cash flow hedges............      4336                      0             26.c
27. Cumulative foreign currency translation adjustments..............
28. Total equity capital (sum of items 23 through 27)................      3210                108,429             28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)............................      3300                761,519             29.


 (1) Includes total demand deposits and noninterest-bearing time and savings deposits.

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To be reported only with the March Report of Condition.

1.       Indicate in the box at the right the number of the statement below HRt that best describes the most auditors as of any date during 1996 ................................................RCFD 6724....  N/A

 1    =   Independent audit of the bank conducted in accordance         4  =  Directors' examination of the bank performed by other
          with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
          public accounting firm which submits a report on the bank           authority)
 2    =   Independent audit of the bank's parent holding company        5  =  Review of the bank's financial statements by external
          conducted in accordance with generally accepted auditing            auditors
          standards by a certified public accounting firm which         6  =  Compilation of the bank's financial statements by
          submits a report on the consolidated holding company                external auditors
          (but not on the bank separately)                              7  =  Other audit procedures (excluding tax preparation
 3    =   Directors' examination of the bank conducted in                     work)
          accordance with generally accepted auditing standards         8  =  No external audit work
          by a certified public accounting firm (may be required by
          state chartering authority)



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